Exhibit 99.01

TO:	INFRASTRUCTURE MATERIALS CORP.

AND TO:	the Shareholders thereof

RESIGNATION

I, Randal Ludwar, hereby resign as Chief Financial Officer of Infrastructure Materials Corp. effective immediately.  I have no disagreement with the Company’s management, policies, procedures, internal controls or public disclosure documents.

DATED this 22nd day of October, 2009

/s/ Randal Ludwar
Randal Ludwar